                                                                     EXHIBIT 99

               Company Contact:                 Investor Contact:
               Richard D. Falcone, CFO          Joseph M. Zappulla
               TACT                             Wall Street Investor Relations
[TACT LOGO]    732-499-8228                     212-714-2445
               rfalcone@tact.com                jzappulla@wallstreetir.com


THE A CONSULTING TEAM GENERATES FIRST QUARTER EPS OF $0.10

         Company Reports Fourth Consecutive Quarter of Revenue Increases


NEW YORK, NEW YORK, MAY 11, 2004 - THE A CONSULTING TEAM ('TACT') (NASDAQ
SMALLCAP: TACX), AN END-TO-END IT SERVICES AND E-SERVICES PROVIDER, TODAY REPORTED FINANCIAL RESULTS FOR ITS FIRST QUARTER ENDED MARCH 31, 2004. REVENUE FOR THE QUARTER INCREASED TO $5.8 MILLION, UP 2 PERCENT OVER THE PREVIOUS QUARTER LEVEL OF $5.7 MILLION AND UP 14% COMPARED TO $5.1 MILLION IN THE FIRST QUARTER LEVEL OF THE PRIOR YEAR. NET INCOME INCREASED TO $220,000 OR $0.10 PER BASIC AND DILUTED SHARE IN THE FIRST QUARTER FROM $73,000 OR $0.03 PER BASIC AND DILUTED SHARE IN THE PREVIOUS QUARTER AND COMPARES TO A NET LOSS OF $(144,000) OR $(0.07) PER BASIC AND DILUTED SHARE IN THE FIRST QUARTER OF THE PRIOR YEAR (NOTE: ALL PER SHARE DATA HAS BEEN ADJUSTED TO REFLECT THE COMPANY'S ONE-FOR-FOUR REVERSE STOCK SPLIT THAT OCCURRED ON JANUARY 7, 2004).

TACT's gross margin during the first quarter improved to 29.0 percent from 27.9 percent in the previous quarter and 26.2 percent in the first quarter of the previous year. Selling, general and administrative costs were $1.2 million during the first quarter, 7 percent lower than the previous quarter and 2 percent lower that the first quarter of 2003. The Company recorded depreciation and amortization charges of $120,000 compared to $167,000 in the fourth quarter and $195,000 in the first quarter of the previous year.

"We have now delivered four consecutive quarters of revenue growth and the third consecutive quarter of net profitability. We were also profitable in eight out of the last eleven quarters," said Shmuel BenTov, TACT's Chairman and CEO. "The market seems to be finally benefiting from the developing economic recovery. TACT's backlog and pipeline continue to improve and we expect this building demand to have a positive impact on our second quarter."

"TACT's balance sheet continued to strengthen during the first quarter. Cash and equivalents increased to $1.5 million from $1.4 million and book value per common share increased to $2.39 per share from $2.28 per share at year-end 2003. Our current ratio remains strong at 2.5-to-1 and our cash flow remains positive," added Richard Falcone, TACT's Chief Financial Officer.

TACT has scheduled a conference call to present its first quarter financial results today, Tuesday, May 11, 2004 at 4:15 pm (EDT). Interested parties may access the conference call by dialing 800-728-2056 and providing the following reservation number: 21195013. A replay of the conference call in its entirety will be available approximately one hour after its completion for 24 hours by dialing 800-633-8284 and providing the reservation number listed above. The conference call can also be accessed via the web through the 'TACT Investors' website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACX&script=2100
-----------------------------------------------------------------------

TACT has posted additional financial and other statistical information to be disclosed during the conference call on its website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACX&script=400.
-----------------------------------------------------------------------

About TACT's SMART Approach
---------------------------

TACT's Smart Approach is a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools. The Strategy is developed together with the client to ensure that the client's goals and objectives are met. The Methodology is a Tried and True TACT Methodology that is followed in order to implement the Strategy. The solutions and services are built on a robust Architecture, Utilize highly qualified TACT Resources and Exploits best-of-breed Tools.

         About TACT
         ----------

TACT is an end-to-end, IT Services and e-Services provider to Fortune 1000 companies and other large organizations. TACT provides its clients with modernization services, which include the e-Valuation of systems that should be replaced and rewritten, enhanced, converted or Web Enabled. Replacement systems are written or re-written as Web Based utilizing state of the art leading tools such as Java and Visual Studio. More information about TACT(R) can be found at its web site at


"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 29 2004.



                       *** Financial Statements Follow ***

                           The A Consulting Team, Inc.
                 Condensed Consolidated Statements of Operations


                                                                      Three Months Ended
                                                -----------------------------------------------------
                                                            March 31,                     December 31,
                                                --------------------------------          -----------
                                                    2004                 2003                2003
                                                -----------          -----------          -----------
                                                (unaudited)          (unaudited)          (unaudited)
Revenues                                        $ 5,801,072          $ 5,109,774          $ 5,704,322

Cost of revenues                                  4,119,429            3,772,737            4,112,497
                                                -----------          -----------          -----------
Gross profit                                      1,681,643            1,337,037            1,591,824

Operating expenses:
Selling, general & administrative                 1,231,803            1,261,904            1,318,585

Provision for doubtful accounts                      55,000                    -                    -

Depreciation & amortization                         120,274              194,727              167,076
                                                -----------          -----------          -----------

                                                  1,407,076            1,456,631            1,485,661
                                                -----------          -----------          -----------
Income (loss) from operations                       274,566             (119,594)             106,164

Other income(expense):
Interest expense, net                                (3,736)             (10,613)             (19,668)
                                                -----------          -----------          -----------
Income (loss) before income taxes
                                                    270,830             (130,207)              86,495

Provision (Benefit) for income taxes                 50,906               13,457               13,043
                                                -----------          -----------          -----------
Net income (loss)                               $   219,924          $  (143,664)         $    73,452
                                                ===========          ===========          ===========

Net income (loss) per share:
Basic and Diluted                               $      0.10          $     (0.07)         $      0.03
                                                ===========          ===========          ===========



Note: Earnings per share have been restated to reflect the one-for-four reverse split that occurred on January 7, 2004.

                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET


                                                     March 31, 2004    December 31, 2003
                                                     --------------    -----------------
                                                      (Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents                              $1,500,836         $1,409,623
Accounts receivable                                     3,792,682          3,423,271
Other current assets                                      391,637            189,609
                                                       ----------         ----------
 Total Current Assets                                   5,685,155          5,022,503
Investment at cost                                         87,059            368,059
Property and equipment, net                               586,424            680,295
Intangibles and Goodwill, net                           1,227,631          1,244,964
Deposits                                                  104,425             57,874
                                                       ----------         ----------
 Total Assets                                          $7,690,693         $7,373,694
                                                       ==========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                    $2,254,933         $1,949,309
Other liabilities                                          29,194            231,067
                                                       ----------         ----------
Total liabilities                                       2,284,127          2,180,377

Total shareholders' equity                              5,406,566          5,193,318
                                                       ----------         ----------
Total liabilities and shareholders' equity             $7,690,693         $7,373,694
                                                       ==========         ==========
